                 Exhibit 21-List of Subsidiaries and Affiliates

 The following are the subsidiaries and affiliated corporations of the Company at December 31, 1998. Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                             State or Jurisdiction
                                                               of Incorporation
                                                               or Organization
                                                            -----------------------
ELI LILLY AND COMPANY   (1)                                        Indiana

  Eli Lilly International Corporation                              Indiana
   Eli Lilly Iran, S.A.                                              Iran
   ELCO Insurance Company, Ltd.                                    Bermuda

  Eli Lilly Interamerica, Inc.                                     Indiana
   Eli Lilly do Brasil Limitada                                     Brazil
    Elanco Quimica Limitada                                         Brazil
     Darilor Sociedad Anonima                                      Uruguay
    Beimirco Sociedad Anonima                                      Uruguay
   Eli Lilly Interamerica Inc., y Compania Limitada                 Chile

  STC Pharmaceuticals, Inc.                                        Indiana

  Idacorp Acquistion LLC                                            Idaho

  Dista, Inc.                                                      Indiana

  Eli Lilly de Centro America, S.A.                               Guatemala
   Eli Lilly de Centro America, Sociedad Anonima                  Costa Rica

  Eli Lilly y Compania de Mexico, S.A. de C.V.                      Mexico
  Dista Mexicana, S.A. de C.V.                                      Mexico

  Eli Lilly Industries, Inc.                                      Delaware
   del Sol Financial Services, Inc.                              British V.I.
    Lilly del Caribe, Inc.                                       Cayman Isls.

  Eli Lilly and Company (Taiwan), Inc.                              Taiwan
  Control Diabetes Services, Inc.                                  Indiana

  PCS Holding Corporation                                          Delaware
   Clinical Pharmaceuticals, Inc.                                  Delaware
    Convenience Office Prescriptions                               California
   PCS Health Systems, Inc.                                        Delaware
    PCS of New York, Inc.                                          New York
    PCS Services, Inc.                                             Delaware
    PCS Mail Services, Inc.                                        Delaware

  Integrated Medical Systems, Inc.                                 Colorado


  ELCO Dominicana, S.A.                                         Dominican Rep.
  ELCO International Sales Corporation                          Virgin Is.-US

                Exhibit 21-List of Subsidiaries and Affiliates

 The following are the subsidiaries and affiliated corporations of the Company at December 31, 1998. Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                             State or Jurisdiction
                                                               of Incorporation
                                                               or Organization
                                                            -----------------------
ELI LILLY AND COMPANY   (1)  (Cont'd)                               Indiana

  Eli Lilly Group Limited                                           England
   Eli Lilly & Co. LTD.                                             England
    Dista Products Limited                                          England
    Eli Lilly & Co (Ireland) Trustee Limited                        Ireland
    Lilly Industries                                                England
    Lilly Research Centre Limited                                   England
    Elanco Products Limited                                         England
    Creative Packaging Limited                                      England
    Greenfield Pharmaceuticals Limited                              England
    Lilly Medical Instruments Limited                               England
    Eli Lilly (Basingstoke) Limited                                 England
    Eli Lilly UK Limited                                            England
   Eli Lilly Group Pension Trustees Limited                         England

  Lilly Pharma Holding GmbH                                         Germany
   Lilly Deutschland GmbH                                           Germany
    Lilly Pharma Fertigung & Distribution GmbH                      Germany
     Lilly Pharma Produktion GmbH & Co. KG                          Germany
   Lilly Forschung GmbH                                             Germany
   Eli Lilly Ges.m.b.H.                                             Austria

  Eli Lilly & Co. (Ireland) Limited                                 Ireland

  Eli Lilly Asia, Inc.                                              Delaware

  Eli Lilly Australia Pty. Limited                                  Australia
   Eli Lilly Australia Custodian Pty. Limited                       Bermuda
   Eli Lilly and Company (N.Z.) Limited                           New Zealand
    Eli Lilly (NZ)Staff Benefits Custodian Limited                New Zealand
    Integrated Disease Management (NZ) Limited                    New Zealand

  E L Management Incorporated                                 Delaware/Nova Scotia

   Eli Lilly Canada Inc.                                            Canada
   Eli Lilly S.A.                                                 Switzerland

    Eli Lilly Export S.A.                                         Switzerland

    GEMS Services, S.A.                                             Belgium

    T. P. Eli Lilly and Elanco D.O.O.                              Yugoslavia
    Elanco Trustees Limited                                         Ireland
    Kinsale Financial Services, Ltd.                                Ireland

               Exhibit 21-List of Subsidiaries and Affiliates

 The following are the subsidiaries and affiliated corporations of the Company at December 31, 1998. Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                             State or Jurisdiction
                                                               of Incorporation
                                                               or Organization
                                                            -----------------------
ELI LILLY S.A.                                                      Switzerland

    Eli Lilly (Suisse) S.A.                                         Switzerland
    Eli Lilly Vostok SA, Geneva                                     Switzerland
    Eli Lilly MHC S.A.R.L.                                          Switzerland
     Eli Lilly Mauritius                                             Mauritius
    Oldfields Financial Management S.A.                             Switzerland
    Eli Lilly Suzhou Pharmaceutical Company Limited                    China
    Eli Lilly Nederland B.V.                                        Netherlands
     Eli Lilly Regional GmbH                                          Austria
     Lilly Development Centre S.A.                                    Belgium
     Lilly Services S.A.                                              Belgium
     Lilly Clinical Operations S.A.                                   Belgium
     Eli Lilly CR s.r.o.                                            Czech Repub.
     Eli Lilly Danmark A/S                                            Denmark
     Eli Lilly Egypt                                                   Egypt
     OY Eli Lilly Finland Ab                                          Finland

     Elco Participation, sarl                                          France
      Lilly France S.A.                                                France
       Elsa France, S.A.                                               France
       ILCO sarl                                                       France
       Eli Lilly Italia S.p.A.                                         Italy
       Dista Italia S.r.l.                                             Italy
       Eli Lilly Benelux, S.A.                                        Belgium
       Dista-Produtos Quimicos & Farmaceuticos,LDA                    Portugal
       Lilly-Farma, Produtos Farmaceuticos, Lda.                      Portugal
       Vitalfarma                                                     Portugal

     Pharmaserve - Lilly S.A.C.I.                                      Greece
     Pharmabrand, S.A.C.I.                                             Greece
     PRAXICO Ltd.                                                     Hungary
     Lilly Hungaria KFT                                               Hungary
     Eli Lilly (Philippines), Incorporated                          Philippines
     Eli Lilly Ranbaxy Limited                                         India
     Eli Lilly Israel Ltd.                                             Israel
     Eli Lilly Japan K.K.                                              Japan
     Lilly Korea LTD.                                                  Korea
     Elanco Animal Health, Korea, Ltd.                                 Korea
     Eli Lilly Malaysia Sdn Bhd.                                      Malaysia
     Damsen Trading Limited                                            Malta
     Eli Lilly Maroc S.a.r.l.                                         Morocco
     ELCO Production Services B.V.                                  Netherlands
     Eli Lilly Norge A.S.                                              Norway
     Eli Lilly Pakistan (Pvt.) Ltd.                                   Pakistan
     Eli Lilly Polska Sp. z.o.o. (Ltd.)                                Poland
     Lilly Grodzisk Sp. z.o.o.                                         Poland
     Vitalia Pharma Sp. Z.o.o.                                         Poland
     Eli Lilly Asia Pacific Pte. Ltd.                                Singapore
     Lilly-NUS Centre for Clinical Pharmacology Pte. Ltd.            Singapore
     Eli Lilly (S.A.) (Proprietary) Limited                         South Africa
      The Medikredit Joint Venture Partnership                      South Africa
        Medikredit Pty. Ltd.                                        South Africa
     Elanco-Valquimica, S.A.                                           Spain
      Dista, S.A.                                                      Spain
      Lilly, S.A.                                                      Spain
      Spaly Bioquimica, S.A.                                           Spain
     Eli Lilly Sweden AB                                               Sweden
     Lilly Ilac Ticaret A.S.                                           Turkey
     Eli Lilly y Compania de Venezuela, S.A.                         Venezuela
     Dista Products & Compania Venezuela S.A.                        Venezuela